UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2015

CAR CHARGING GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1691 Michigan Avenue, Sixth Floor

Miami Beach, Florida 33139

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) and any related statements of representatives and partners of the Company contain, or may contain, among other things, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2015, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Eventide Gilead Fund (the “Purchaser”) for the purchase of an aggregate of $830,000 (the “Aggregate Subscription Amount”). Pursuant to the Securities Purchase Agreement, the Company issued the following to the Purchaser: (i) 9,223 shares of Series C Preferred Stock (the “Preferred Shares”), par value $0.001, with a stated value of $100 per share, and (ii) warrants (the “Warrants”) to purchase an aggregate of 1,318,889 shares of Common Stock (the “Warrant Shares”) for an exercise price of $1.00 per share.

Series C Preferred Stock

A total of 9,223 shares of Series C Preferred Stock are issued pursuant to the Securities Purchase Agreement. The shares of Series C Preferred Stock have a stated value of $100 per share with an initial conversion price of $0.70 per share, subject to adjustment as provided in the Series C Certificate of Designation.

A description of the rights, preferences and privileges of the holders of the Series C Preferred Stock is herein incorporated by reference to the Current Report on Form 8-K, filed on December 29, 2014.

Warrants

The Warrants issued in the Securities Purchase Agreement, are exercisable for an aggregate of 1,318,889 shares of the Company’s Common Stock for a period of five years from the original issue date. The exercise price for the Warrant Shares is $1.00 per share.

Registration Rights Agreement

In connection with the sale of the Securities Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchaser, pursuant to which the Company agreed to register all of the Shares and Warrant Shares (the “Registrable Securities”) on a Form S-1 registration statement (the “Registration Statement”) to be filed with the SEC within 120 calendar days following the Closing Date (the “Filing Deadline”) and to use best efforts to cause the Registration Statement to be declared effective under the Securities Act within 180 days following the Closing Date (or, in the event of a “full review” by the SEC, within 210 calendar days following the Closing Date) (the “Effectiveness Deadline”). If the Company does not meet the Filing Deadline or the Effectiveness Deadline, the Company will have to pay the Purchaser a penalty equal to 1% of the Aggregate Subscription Amount.

The foregoing description of the terms of the Securities Purchase Agreement, the form of Warrant, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements filed as exhibits 10.1, 4.1, and 10.2 to this Report.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

On July 24, 2015, the Company issued (i) 9,223 Preferred Shares with a stated value of $100 per share, and the Warrants to purchase an aggregate of 1,318,889 shares of Common Stock (the “Warrant Shares”) for an exercise price of $1.00 per share. The Company issued the Preferred Shares and Warrants in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b).

Item 9.01 Financial Statement and Exhibits

Exhibit No.	Description

4.1	Form of Warrant
10.1	Securities Purchase Agreement, dated July 24, 2015
10.2	Registration Rights Agreement, dated July 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Car Charging Group Inc.

Dated: July 29, 2015	By:	/s/ Michael Farkas
		Name:	Michael Farkas
		Title:	Chief Executive Officer